Exhibit 5.1

                    [Letterhead of Locke Liddell & Sapp LLP]


                                 August 31, 2004


Capital Southwest Corporation
12900 Preston Road, Suite 700
Dallas, Texas  75230

Ladies and Gentlemen:

         We have acted as counsel to Capital Southwest Corporation, a Texas corporation (the "Company"), in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to an additional 140,000 shares of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), that may be issued pursuant to the Company's 1999 Stock Option Plan (the "Plan").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including the Company's Articles of Incorporation, as amended, the Company's Bylaws and the Plan. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives or officers.

         Based upon the foregoing, we are of the opinion that the Common Stock that may be issued by the Company, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                       Very truly yours,

                                                       LOCKE LIDDELL & SAPP LLP



                                                       By:/s/ Gina E. Betts
                                                          ----------------------
                                                          Gina E. Betts, Partner